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                                                             Exhibit 23(ii)


                            [letterhead RBG & Co.]






                       CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our report dated April 20, 1998, with respect to the financial statements of Equality Mortgage Corporation, included as an exhibit in Equality Bancorp, Inc.'s 10-KSB.



                                  /s/ Rubin, Brown, Gornstein & Co. LLP

May 3, 1999
St. Louis, Missouri